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                                                                    Exhibit 99.3

                 [GREENPOINT MORTGAGE FUNDING, INC. LETTERHEAD]


                                 March 29, 2002

TO ALL PARTIES LISTED ON SCHEDULE A
ATTACHED HERETO:


             RE: GreenPoint Home Equity Loan Trust (Series 2001-1);
                 Annual Statement as to Compliance by the Issuer
                 --------------------------------------------------------

Ladies and Gentlemen:

     Pursuant to Section 3.9 of the Indenture with respect to the above-referenced offering, and in compliance with the requirements of TIA
Section 314(a)(4), the undersigned officer of GreenPoint Mortgage Funding, Inc. (as "Manager") hereby certifies as to the following:

          1. a review of the activities of the Issuer and its performance under the Indenture during the preceding fiscal year since the inception of the trust has been made under the direct supervision of the undersigned officer; and

          2. to the best knowledge of the undersigned officer, based on such review, the Issuer has fulfilled all of its material obligations under the Indenture throughout the applicable period, and there has been no known default in the fulfillment of the Issuer's material obligations throughout such period.

                                               Very truly yours
                                               GREENPOINT HOME EQUITY
                                               LOAN TRUST (Series 2001-1);


                                               By:  GREENPOINT MORTGAGE FUNDING,
                                               INC., as Manager

                                                 /s/ Nathan Hieter
                                               ---------------------------------
                                               Nathan Hieter
                                               Vice President

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                                   SCHEDULE A

Moody's Investors Service
99 Church Street
New York, NY 10007

Standard & Poor's Ratings Services
55 Water Street
New York, NY 10014

Financial Guaranty Insurance Company
115 Broadway
New York, NY  10006

Bankers Trust Company
c/o Bankers Trust Company of California, N.A.
1761 East St. Andrew Place
Santa Ana, CA  92705

Lehman Brothers Inc.
Three World Financial Center
New York, NY  10285-1200